EXHIBIT 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Ordinary Shares, par value NIS 5.00 per share, of Nano Dimension Ltd., and that this Agreement be included as an Exhibit to such joint filing. The Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 30th day of June, 2026.

TANG CAPITAL MANAGEMENT, LLC
By:	/s/ Kevin Tang
Kevin Tang, Manager

/s/ Kevin Tang
Kevin Tang

TANG CAPITAL PARTNERS, LP

By: Tang Capital Management, LLC, its General Partner
By:	/s/ Kevin Tang
Kevin Tang, Manager

TANG CAPITAL PARTNERS INTERNATIONAL, LP

By: Tang Capital Management, LLC, its General Partner
By:	/s/ Kevin Tang
Kevin Tang, Manager

TANG CAPITAL PARTNERS III, INC
By:	/s/ Kevin Tang
Kevin Tang, Chief Executive Officer

TANG CAPITAL PARTNERS IV, INC
By:	/s/ Kevin Tang
Kevin Tang, Chief Executive Officer

CONCENTRA BIOSCIENCES, LLC
By:	/s/ Kevin Tang
Kevin Tang, Chief Executive Officer